Exhibit 99.1

745 Seventh Avenue New York, NY 10019 United States

June 25, 2021

CONSENT OF BARCLAYS CAPITAL INC.

We hereby consent to (i) the inclusion of our opinion letter, dated May 17, 2021, to the Board of Directors of Core-Mark Holding Company, Inc. (the “Company”), as an Annex to the proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of the Company, as filed by the Company on June 25, 2021 (the “Registration Statement”), relating to the proposed business combination transaction between the Company and Performance Food Group Company and (ii) the references in the Registration Statement to such opinion and our firm in the Registration Statement under the headings “Summary—Opinion of Core-Mark’s Financial Advisor“, “The Proposed Transactions—Background of the Proposed Transactions”, ”The Proposed Transactions—Core-Mark Board’s Recommendation with respect to the Merger Agreement Proposal and Its Reasons for the Proposed Transactions—Financial Factors”, “The Proposed Transactions—Core-Mark Board’s Recommendation with respect to the Merger Agreement Proposal and Its Reasons for the Proposed Transactions—Other Factors Weighing in Favor of the Proposed Transactions”, “The Proposed Transactions—The Core-Mark Board Unanimously Recommends that Core-Mark Stockholders Vote ‘For’ the Merger Agreement Proposal—Certain Unaudited Prospective Financial Information Reviewed by the Core-Mark Board” and “The Proposed Transactions—The Core-Mark Board Unanimously Recommends that Core-Mark Stockholders Vote ‘For’ the Merger Agreement Proposal—Opinion of Core-Mark’s Financial Advisor”.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the U.S. Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ Jeffrey Hinton
Name:	Jeffrey Hinton
Title:	Managing Director